School Specialty®

Fiscal Year 2016 Second Quarter Financial Update



August 2, 2016

Fiscal Year 2016 – Second Quarter Highlights

School Specialty

- ***Growth continues*** – Total revenues of $145.9 million, increased by $4.9 million or 3.5%, driven by strength in Furniture and Science categories. This marks five (5) consecutive quarters of YOY growth. Important year-to-date trend-line improvements in multiple categories, including Supplies and Instructional Solutions categories.

- ***Gross margin stability*** – Gross profit margins increased 260 basis points ("bps") to 38.1%, driven by lower product development amortization and impairment (+320 bps); the favorability was partially offset by a slight shift in product mix.

- ***Strong expense management; platform leverage*** – Overall SG&A down $1.5 million or 2.7%; SG&A declined as a percentage of revenue from 38.8% to 36.5%; investment in the business continues to be funded by cost improvements in other areas.

- ***Delivered better bottom-line results*** – Positive operating income of $2.0 million, compared to a PY loss of $7.3 million, an improvement of $9.3 million. Net loss of $2.0 million, a $10.4 million improvement; Adjusted EBITDA of $9.4 million, a $1.7 million or 22.1% improvement.

- **Continued working capital management** – Net working capital declined $10.7 million, or 6.8% YOY which contributed to lower borrowings on the ABL of $14.6 million at quarter end.

- ***Balance sheet and liquidity position continues to strengthen*** as total net debt declined $24.8 million; ABL excess availability was $59.4 million as of June month-end. Cash flow from operations improved by $7.9 million and leveraged free cash flow improved by $6.3 million (6-month YTD comparison). With the deleveraging that has occurred over the past 18 months, total leverage ratio (as calculated per the term loan agreement) at Q2 stood at 3.3x Adjusted EBITDA.

- ***Management reiterates 2016 guidance*** – Booking trends and expense management efforts continue to support our 2016 guidance. Peak-order volumes appear to be shifting from "early to mid July" to "late July / early August". Later budget approvals and confidence in shorter order lead times are contributing factors.

Fiscal Year 2016 – Second Quarter Revenue Review

School Specialty

- ***Distribution segment revenues*** of $119.2 million versus $116.2 million, an increase of $3.0 million or 2.5%
  - ***Supplies*** category revenue essentially flat with the prior year period (down $90K); YTD trend-line is positive.
  - ***Furniture*** category revenue growth of $5.6 million or 19.3%, driven by 17.0% and 30.1% improvements in Loose and Projects Furniture, respectively.
  - ***Instructional Solutions*** category experienced modest revenue increase, up 1.6%, driven by success of Special Needs and Early Childhood offerings.
  - ***A/V Tech*** category declined $0.7 million; category performed consistent with expectations, less "assessment-driven demand" leading to lower volumes; efforts underway to establish new selling channels for Califone brand and improve offerings.
  - ***Agendas*** category declined $1.4 million; declines were anticipated and 2Q performance variance to PY is partly timing as current booking/order trends support internal expectations of an 8-10% decline; pricing actions and selling initiatives in place to improve category performance.
- ***Curriculum segment revenues*** of $26.7 million vs. $24.8 million, an increase of $1.9 million or 7.8%
  - ***Science*** category revenues increased 9.6% due to continued strong performance of FOSS Next Gen; category remains well positioned with upcoming state adoptions and continues to generate new opportunities in open territory states.
  - ***Reading*** category revenues increased 2.2%, and slightly ahead of internal plan; successful pilots for new iSpire offering in Q2 FY16 and other digital enhancements in process expected to drive growth towards the end of the current FY and into FY17; new sales structure is also having a positive impact.

($ amounts in thousands)	2016 2Q	2015 2Q	Change	% Change	Q2 YTD	Q2 YTD	Change	% Change	TTM thru Q2 16	TTM thru Q2 15	Change	% Change
Supplies	$ 64,304	$ 64,397	$ (93)	-0.1%	$ 109,144	$ 107,733	$ 1,411	1.3%	$ 268,543	$ 272,416	$ (3,873)	-1.4%
Furniture - Loose	27,769	23,734	4,035	17.0%	44,593	37,826	6,767	17.9%	113,675	99,552	14,123	14.2%
Furniture - Projects	6,717	5,161	1,556	30.1%	11,079	11,619	(540)	-4.6%	62,365	45,945	16,420	35.7%
Instructional Solutions	9,170	9,022	148	1.6%	15,842	15,620	222	1.4%	33,159	33,184	(25)	-0.1%
AV Tech	4,556	5,282	(726)	-13.7%	9,238	13,007	(3,769)	-29.0%	18,933	23,690	(4,757)	-20.1%
Agendas	6,062	7,508	(1,446)	-19.3%	6,554	7,948	(1,394)	-17.5%	46,244	54,570	(8,326)	-15.3%
Freight Revenue (excl. Agendas)	1,809	1,873	(64)	-3.4%	2,896	2,943	(47)	-1.6%	6,329	5,969	360	6.0%
Customer Allowances / Discounts	(1,214)	(767)	(447)	58.3%	(2,366)	(1,928)	(438)	22.7%	(4,727)	(4,122)	(605)	14.7%
Total Distribution Revenues	$ 119,173	$ 116,210	$ 2,963	2.5%	$ 196,980	$ 194,768	$ 2,212	1.1%	$ 544,521	$ 531,204	$ 13,317	2.5%
Science	20,425	18,633	1,792	9.6%	32,278	27,541	4,737	17.2%	75,277	64,238	11,039	17.2%
Reading	6,260	6,127	133	2.2%	10,325	10,243	82	0.8%	24,697	25,604	(907)	-3.5%
Total Curriculum Revenues	$ 26,685	$ 24,760	$ 1,925	7.8%	$ 42,603	$ 37,784	$ 4,819	12.8%	$ 99,974	$ 89,842	$ 10,132	11.3%
Total Consolidated Revenues	$ 145,858	$ 140,970	$ 4,888	3.5%	$ 239,583	$ 232,552	$ 7,031	3.0%	$ 644,495	$ 621,046	$ 23,449	3.8%

Fiscal Year 2016 – Second Quarter Financial Review

- **Gross margins of 38.1% vs. 35.5%, an increase of 260 basis points ("bps")**
  - Distribution segment margins of 35.0% vs. 35.2%; decline is related to a change in mix (-100 bps) and increased direct freight rates (-30 bps), partially offset by lower product development amortization and impairment charges recorded in the prior year (+160 bps).
  - Curriculum segment margins of 51.9 % vs. 36.8%, an increase of 1,510 bps; decreased product development amortization combined with prior year impairment charges y-o-y contributed to 1,240 bps of improvement; favorable product mix driven by higher sales of Science content-related products vs. Science supplies.

- **Selling, general and administrative (SG&A) expenses of $53.2 million vs. $54.7 million, a decrease of $1.5 million or 2.7%**
  - Lower depreciation and amortization of $1.1 million; lower catalog expenses offset by an increase in performance-based incentive compensation; other compensation and benefit costs relatively flat.
  - As a % of revenue, SG&A decreased from 38.8% to 36.5%.

- **Operating income of $2.0 million vs. operating loss of $7.3 million, an improvement of $9.3 million**
  - Higher revenues and gross profit margin, and lower SG&A contributed to y-o-y increase.

- **Net loss of $2.0 million vs. net loss of $12.4 million, an improvement of $10.4 million**
  - Lower interest expenses of approximately $0.5 million, combined with $0.5 million of incremental income tax benefit, drove the difference between operating and net income/loss.

- **Adjusted EBITDA of $9.4 million vs. adjusted EBITDA of $7.7 million, an improvement of $1.7 million or 22.1%**

Fiscal Year 2016 – Second Quarter Business Update

- ***Official launch of internal Lean Six Sigma and Process Excellence team to occur in Q3*** - Objective is to not only drive continued improvements in Fulfillment Center operations, but also process improvements in all departments company-wide. Expected to drive further savings and efficiencies in FY17 and beyond.

- ***Progress on balanced growth and revitalization of key product categories*** – The work of the previously mentioned strategic initiative teams is beginning to have an impact on the growth trajectory of key product sub-categories, such as: Arts & Crafts (+3.2% YTD), Special Needs (+11.8% YTD), and Early Childhood (+9.0% YTD). Continue to work on efforts to revitalize AV Tech category.

- ***New distribution channels and product categories continue to show progress and are expected to be key future growth contributors:***
  - ***Channel Sales*** (e-tail partnerships) continue to deliver strong growth; this distribution channel has delivered over $10.0 million of sales YTD, representing growth in excess of 32%.
  - Leveraging our strong subject-matter expertise represented by our *Guardian* offering, we have gone to market with a combined focus on both training and safety & security products; YTD our ***Safety & Security*** initiative has generated sales in excess of $0.6 million, up 22.4% YOY.
  - The launch of SOAR Life Products represents our focus on distribution into the ***Healthcare*** market; momentum is building in this category and it is on track to eclipse $1.0 million in revenue; sales into the healthcare end-market are up 50.9% YTD.

- ***Operational performance through the early part of peak-season remains strong*** – Despite exceptional performance in the 2015 peak-season, improvements are still being made. YTD 2016 improvements are being seen in the following core operating metrics: *Order Cycle Times*, *Transportation Costs* (% of revenue), and *Direct Labor Costs* (% of revenue). Overall, not only are fixed SG&A costs lower YTD, but variable SG&A costs declined as a percentage of revenue from 8.6% to 8.4%. The Fulfillment Centers are current and well prepared to execute the balance of the peak-season.

- ***Customer Care in-sourcing has been effective*** – To improve the customer experience, all of customer care was in-sourced in advance of the 2016 peak-season. The transition has been effective and costs have been in-line with expectations.

Consolidated Combined Statement of Operations

School Specialty

	Three Months Ended June 25, 2016	Three Months Ended June 27, 2015	Six Months Ended June 25, 2016	Six Months Ended June 27, 2015	Twelve Months Ended June 25, 2016	Twelve Months Ended June 27, 2015
Revenues	$ 145,858	$ 140,970	$ 239,583	$ 232,552	$ 644,495	$ 621,046
Cost of revenues	90,259	90,897	148,519	148,147	405,495	391,863
Gross profit	55,599	50,073	91,064	84,405	239,000	229,183
Selling, general and administrative expenses	53,212	54,652	100,523	105,304	220,092	229,541
Facility exit costs and restructuring	383	-	549	2,288	1,442	5,941
Impairment charges	-	2,713	-	2,713	-	2,713
Operating income (loss)	2,004	(7,292)	(10,008)	(25,900)	17,466	(9,012)
Other expense:						
Interest expense	4,455	4,977	8,845	9,302	18,382	19,697
Early termination of long-term indebtedness	-	-	-	-	200	-
Loss on early extinguishment of debt	-	-	-	-	877	-
Reorganization items, net	-	-	-	-	-	225
Change in fair value of interest rate swap	(91)	(43)	(176)	9	(311)	(136)
Loss before provision for income taxes	(2,360)	(12,226)	(18,677)	(35,211)	(1,682)	(28,798)
Provision for (benefit from) income taxes	(374)	168	(4,388)	598	(3,780)	574
Net income (loss)	$ (1,986)	$ (12,394)	$ (14,289)	$ (35,809)	$ 2,098	$ (29,372)
Weighted average shares outstanding:						
Basic	1,000	1,000	1,000	1,000	1,000	1,000
Diluted	1,000	1,000	1,000	1,000	1,000	1,000
Net Income (loss) per Share:						
Basic	$ (1.99)	$ (12.39)	$ (14.29)	$ (35.81)	$ 2.10	$ (29.37)
Diluted	$ (1.99)	$ (12.39)	$ (14.29)	$ (35.81)	$ 2.10	$ (29.37)

(Amounts in thousands, except per share amounts)

Adjusted EBITDA Comparisons

	Three Months Ended June 25, 2016	Three Months Ended June 27, 2015	Six Months Ended June 25, 2016	Six Months Ended June 27, 2015	Twelve Months Ended June 25, 2016	Twelve Months Ended June 27, 2015
Adjusted Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges (EBITDA) reconciliation:						
Net income (loss)	$ (1,986)	$ (12,394)	$ (14,289)	$ (35,809)	$ 2,098	$ (29,372)
Provision for (benefit from) income taxes	(374)	168	(4,388)	598	(3,780)	574
Reorganization items, net	-	-	-	-	-	225
Restructuring costs	383	-	549	2,288	1,442	5,941
Restructuring-related costs incl in SG&A/COGS	1,104	955	1,581	4,476	3,447	9,755
Change in fair value of interest rate swap	(91)	(43)	(176)	9	(311)	(136)
Loss on early extinguishment of debt	-	-	-	-	877	-
Early termination fee	-	-	-	-	200	-
Depreciation and amortization expense	3,734	4,951	7,921	9,766	16,766	19,202
Amortization of development costs	1,694	5,894	3,075	7,624	6,941	13,468
Impairment charges	-	2,713	-	2,713	-	2,713
Net interest expense	4,455	4,977	8,845	9,302	18,382	19,697
Stock-based compensation	456	435	717	614	1,238	755
Adjusted EBITDA	$ 9,375	$ 7,656	$ 3,835	$ 1,581	$ 47,300	$ 42,822

Amounts in thousands

Balance Sheet Review

Consolidated Balance Sheet Comparison

	June 25, 2016	June 27, 2015
ASSETS		
Current assets:		
Cash and cash equivalents	$ 8,570	$ 9,157
Accounts receivable, less allowance for doubtful accounts of $1,073, $1,077, and $989, respectively	78,736	75,457
Inventories, net	128,673	130,984
Deferred catalog costs	6,455	4,527
Prepaid expenses and other current assets	13,472	13,877
Refundable income taxes	5,080	1,662
Total current assets	$ 240,986	$ 235,664
Property, plant and equipment, net	28,497	30,841
Goodwill	21,588	21,588
Intangible assets, net	36,849	40,455
Development costs and other	17,269	22,005
Deferred taxes long-term	5	-
Investment in unconsolidated affiliate	715	715
Total assets	$ 345,909	$ 351,268

	June 25, 2016	June 27, 2015
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Current maturities - long-term debt	$ 46,400	$ 62,444
Accounts Payable	61,985	47,286
Accrued compensation	7,736	6,630
Deferred revenue	2,971	2,630
Other accrued liabilities	14,320	13,884
Total current liabilities	133,411	132,874
Long-term debt - less current maturities	143,948	151,665
Other liabilities	179	1,205
Total liabilities	277,538	285,744
Stockholders' equity:		
Common stock, $0.001 par value per share, 2,000,000 shares authorized; 1,000,004 shares outstanding	1	1
Capital in excess of par value	119,955	118,716
Accumulated other comprehensive loss	(1,580)	(1,233)
Retained earnings (accumulated deficit)	(50,005)	(51,960)
Total stockholders' equity	68,371	65,524
Total liabilities and stockholders' equity	$ 345,909	$ 351,268

(Amounts in thousands)

Working Capital Comparison

School Specialty

($ amounts in millions)	March 2016	March 2015	March 2014	March 2013	June 2016	June 2015	June 2014	June 2013	September 2015	September 2014	September 2013	December 2015	December 2014	December 2013
Accounts Receivable	$ 51.4	$ 50.1	$ 50.0	$ 54.4	$ 78.7	$ 75.5	$ 76.8	$ 78.3	$ 174.2	$ 165.1	$ 178.1	$ 58.4	$ 61.0	$ 62.7
Inventories	$ 92.4	$ 87.8	$ 83.0	$ 100.8	$ 128.7	$ 131.0	$ 118.7	$ 133.7	$ 89.0	$ 75.2	$ 73.3	$ 76.2	$ 75.2	$ 70.8
Prepaid expense and other current assets	$ 12.7	$ 17.3	$ 14.5	$ 12.1	$ 24.5	$ 13.9	$ 18.5	$ 13.9	$ 14.8	$ 17.5	$ 17.8	$ 13.1	$ 16.6	$ 13.7
Accounts Payable	$ 39.8	$ 26.5	$ 27.9	$ 65.4	$ 62.0	$ 47.3	$ 46.2	$ 35.6	$ 33.8	$ 31.1	$ 27.5	$ 20.1	$ 22.1	$ 18.0
Net Working Capital	$ 111.2	$ 120.6	$ 111.7	$ 120.6	$ 145.4	$ 156.1	$ 149.2	$ 171.7	$ 211.3	$ 199.0	$ 210.4	$ 106.2	$ 120.1	$ 121.9

	March 2016	March 2015	March 2014	March 2013	June 2016	June 2015	June 2014	June 2013	September 2015	September 2014	September 2013	December 2015	December 2014	December 2013
Days Sales Outstanding	50.0	49.8	50.0	52.0	49.1	48.7	48.8	50.5	53.0	50.5	53.5	50.3	61.0	62.1
Day Inventory on Hand	144.3	139.5	132.0	159.8	129.7	136.7	123.3	141.7	43.4	37.4	36.1	98.5	113.1	109.4
Days Payables Outstanding	62.2	42.2	44.4	105.8	62.5	49.3	48.0	37.7	16.5	15.5	13.6	26.0	33.3	27.8

Summary as June 2016

- Q1 A/R is up $3.3 million due to volume as DSO's are relatively flat (+ 0.4 days).
- Accounts payable increased by $14.7 million due primarily to timing of vendor payments, but also the result of ongoing efforts to improve vendor terms.
- End of June 2016 inventory is down $2.3 million vs. June 2015 which reflects improvements to the planning and execution of the in-season procurement process.
- Net working capital down YOY by $10.7 million or 6.8%; this is the lowest June working capital level of the last four years.

(Amounts in millions)

Balance Sheet Review

	As of 6/25/16	As of 6/27/15
Cash and cash equivalents	$ 8,570	$ 9,157
ABL Facility, maturing in 2019	46,400	61,000
Term Loan, maturing in 2019	130,279	142,463
Total 1st Lien Debt	176,679	203,463
Deferred Cash Payment Obligations	19,345	17,910
Total Debt	196,024	221,373
Net Debt (Total Debt - Cash and CE)	187,454	212,216
Equity Market Capitalization	100,000	101,000
Enterprise Value	$ 287,454	$ 313,216
GAAP Total Debt Reconciliation:		
Total Debt from above	$ 196,024	$ 221,373
Term Loan Original Issue Discount	(1,624)	(2,087)
Unamortized Term Loan Debt Issue Costs	(4,052)	(5,177)
GAAP Total Debt	$ 190,348	$ 214,109

(Amounts in thousands)

Key Q2 2016 Highlights

- ABL balance of $46.4 million was $14.6 million below prior year.
  - Excess availability of $59.4 million as of June 25, 2016.
- Gross balance on Term Loan was $130.3 million vs. $142.5 million in prior year period, a reduction of $12.2 million.
  - Voluntary term loan repayment of $10.0 million in September 2015; excess cash flow repayment of $1.8 million made in March 2016.
- Lowered net debt position by $24.8 million when comparing YOY fiscal second quarters.
- Deferred cash payment obligations of $19.3 million payable in December 2019.
  - Represents recovery for pre-petition creditors, inclusive of accrued interest associated with the settlement.
  - Amount payable at maturity (December 2019) expected to be approximately $24.0 million, representing principal plus accrued interest.

Free Cash Flow Analysis

	6 Months		12 Months	
	CY2016	CY2015	TTM thru Q2 16	TTM thru Q2 15
Adjusted EBITDA	$ 3,835	$ 1,581	$ 47,300	$ 42,822
Capex	(7,490)	(5,757)	(10,799)	(10,547)
Prod Dev	(1,309)	(3,047)	(3,556)	(6,268)
Proceeds from sales	-	1,610	73	1,825
Unrealized FX (gain) loss	(904)	509	(314)	-
Other	(2,130)	(5,993)	(4,948)	(15,090)
Change in WC	(39,273)	(36,592)	10,302	(7,541)
Unleveraged free CF	$ (47,271)	$ (47,689)	$ 38,058	$ 5,201
Cash Interest	(6,895)	(7,777)	(14,456)	(15,654)
Taxes	4,389	(576)	3,780	(574)
Leveraged free CF	(49,777)	(56,042)	27,382	(11,027)
GAAP CF				
Operating	(40,978)	(48,848)	41,664	3,963
Investing	(8,799)	(7,194)	(14,282)	(14,990)
	(49,777)	(56,042)	27,382	(11,027)

Financial Reconciliations and Footnotes

- FY16 Six-Month Adj. EBITDA improvement of $2.3 million or 142.6%.
- FY16 Six-Month capex spend increased y-o-y by $1.7 million; Q2 increases associated with new phone system; FY16 capex and product development investment still expected to be $16-$17 million.
- The difference in the YOY working capital increase is primarily due to a $3.4 million increase in refundable income taxes associated with the tax benefit recognized in FY16 1H, and the payment in FY16 Q1, of performance-based compensation earned in FY15.
- FY16 and FY15 1H *Other* relates to restructuring related costs included in SG&A and facility exit and other restructuring costs reported as a separate line item in the financial statements. *Other* declined by $3.9 million for the six-month comparisons and $10.1M in the TTM as the major restructuring related expenses are substantially complete.
  - The $2.1 million of restructuring costs YTD primarily consist of: $0.4M associated with the exited Fresno facility; $0.6 million of severance associated with eliminated positions; and $0.7 million associated with restructuring of a licensing agreement entered into in 2012.
- In the Six-Month FY16 period, Unleveraged Free Cash Flow ("FCF") improved by $0.4 million; Leveraged FCF improved by $6.3 million.
- For the TTM ending 6/25/16, Unleveraged FCF improved $32.9 million; leveraged FCF improved $38.4 million.

Continued focus on improving FCF, while strategically investing in ROI-driven initiatives to grow the business and improve bottom-line performance.

(Amounts in thousands)

Fiscal 2016 Outlook – Guidance Reiterated

Metric	CY 15 Actual	FY 2016 Outlook
Revenue	$637.5	Growth of 2.5% - 3.0% anticipated.
Gross Margin (Excl. PD Amort.)	38.2%	Anticipate 30-50 bps GPM decline; product margins stable, negative impact of mix.
Gross Margin %	36.4%	Reported GM% anticipated to show 30-50 bps improvement with lower PD amort.
SG&A (excl. D&A)	$200.2	Consistent with prior year.
D&A	$18.3	Expect $4.4 million decline due to lower spending levels in recent quarters.
SG&A	$218.8	Reported SG&A expected to be down 2.5% - 3.2% YOY.
SG&A %	34.3%	Expect to decline to between 32.2% and 32.7% of Revenue as operating leverage improves.
Adjusted EBITDA	$45.0	Expect Adjusted EBITDA improvement of between $3.0 million - $7.0 million, or 6.7% to 15.6%.
Leveraged FCF	$20.6	Est. at approx. $20 million. CY 15 benefited from significant NWC improvements; continued operating and working capital improvements in CY 16 offset by higher CAPEX and effective tax rate (~35%).

Revenue

- Both Distribution and Curriculum segments expected to post growth.
- Assumes growth in Supplies and Instructional Solutions product categories; reversing recent trends.
- Continued strong momentum within Furniture category, driven by favorable market conditions, investments in resources and product line enhancements.
- Science growth continues driven by FOSS Next Gen and certain state adoptions where the Company is well positioned; Reading stabilizes after 8.5% decline in 2015 with the introduction of key new products.
- Modest declines expected in Agenda and AV Tech categories which collectively make up approximately 10% of total revenues; assortment and pricing initiatives underway to stabilize revenues.

Gross Margin

- Mix to have unfavorable impact on gross margins; Furniture being higher as a % of total revenue is key driver. Note: Furniture outbound transportation costs included in COGS due to high degree of vendor direct shipments; primarily captured in SG&A for other product categories.
- Beyond the impact of mix, overall product margins expected to remain relatively flat; decline in certain Supply sub-categories based on pricing strategies (focus on gross profit $'s) offset by growth in more proprietary branded categories (Early Childhood / Special Needs).
- Lower product development amortization across a higher revenue base anticipated to drive modest improvement in reported GM.

SG&A / CAPEX & PD

- Investment in the business (tools, people and resources to drive future growth) funded through efficiency and operational improvements. Volume growth results in approximately $1.5M of cost increase in variable components of SG&A.
- Impact of business investments, known cost increases and volume increase expected to be offset by efficiency improvements and operating initiatives.
- CAPEX and PD Investments expected to total $16 million to $17 million; restructuring/other costs <$2.0 million.

Safe Harbor Statement / Non-GAAP Financial Information

Safe Harbor Statement

This presentation contains statements about School Specialty's future financial condition, results of operations, expectations, plans, or prospects, including the information under the heading "Corporate Updates and Financial Outlook", that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Transition Report on Form 10-K for the transition period April 26, 2015 to December 26, 2015, which factors are incorporated herein by reference. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

This presentation also includes a presentation of Adjusted EBITDA and Leveraged/Unleveraged Free Cash Flow, non-GAAP financial measures. Adjusted EBITDA and Leveraged/Unleveraged Free Cash Flow are used by management as measures for judging the Company's operating performance and for estimating the Company's earnings growth prospects. Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Leveraged/Unleveraged Free Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations.

A reconciliation of (i) Adjusted EBITDA to GAAP net income (loss) for the three, six and trailing twelve months ended June 25, 2016 and June 27, 2015 and (ii) Leveraged/Unleveraged Free Cash Flow to Adjusted EBITDA for the six and trailing twelve months ended June 25, 2016, and June 27, 2015 is included in this Fiscal Year 2016 second quarter update dated August 2, 2016.

Investor Contacts:

Ryan M. Bohr
EVP & Chief Financial Officer
920-882-5868
Ryan.bohr@schoolspecialty.com

Glenn Wiener
Investor Relations
212-786-6011
IR@schoolspecialty.com